Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. COMPLETES ACQUISITION OF

DAISHOWA-MARUBENI INTERNATIONAL LTD.

NEW YORK, NY, December 10, 2018 - Mercer International Inc. (Nasdaq: MERC) (“Mercer”) today announced that it has completed its previously announced acquisition of Daishowa-Marubeni International Ltd. (“DMI”).

DMI owns 100% of a bleached kraft pulp mill in Peace River, Alberta and has a 50% interest in the Cariboo Pulp and Paper Company, a joint venture which operates a bleached kraft pulp mill in Quesnel, British Columbia.

CEO Comments

Mr. David M. Gandossi, Chief Executive Officer, stated: “We are pleased to announce the completion of our strategic acquisition of DMI, which increases our current Canadian operations and presence in Asia and expands our product offering to include northern bleach hardwood kraft pulp.”

Mr. Gandossi concluded: “We welcome DMI’s employees to the Mercer team and look forward to working with our new government, community and first nations partners in alignment with our core values of health and safety, sustainability, integrity, innovation and performance excellence.”

Mercer International Inc. is a global wood products manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Executive Chairman

(604) 684-1099

David M. Gandossi

Chief Executive Officer

(604) 684-1099